Exhibit 4.19

Execution Version

Second Amendment Agreement

relating to the Facility Agreement dated July 28, 2014

between

Affimed GmbH

as Borrower

and

Affimed N.V.

as Dutch Guarantor

and

Perceptive Credit Opportunities Fund, LP

as Lender

This AMENDMENT AGREEMENT (the “Agreement”) is made between:

(1)	Affimed GmbH (former Affimed Therapeutics AG), a company incorporated as a limited liability corporation (Gesellschaft mit beschränkter Haftung) incorporated under the laws of the Federal Republic of Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Mannheim, Germany under HRB 721206 and having its business address at Im Neuenheimer Feld 582, 69120 Heidelberg, Germany,

- hereinafter referred to as “Borrower” -

(2)	Affimed N.V., a company incorporated as a stock corporation (naamloze vennootschap) incorporated under the laws of the Netherlands, registered with the commercial register of the Netherlands under 60673389 and having its business address at Im Neuenheimer Feld 582, 69120 Heidelberg, Germany,

- hereinafter referred to as “Dutch Guarantor” -

(3)	Perceptive Credit Opportunities Fund, LP, a limited partnership, established and validly existing under the laws of Delaware, United States, with its business address at 499 Park Avenue, 25th Floor, New York, New York 10022,

- hereinafter referred to as “Lender” -

- The Borrower, the Dutch Guarantor and the Lender are together referred to as the “Parties”, each as a “Party” -

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Preamble

(A)	On July 28, 2014 the Borrower and PCOF 1, LLP, a limited liability company governed by the laws of Delaware, having its business address at 499 Park Avenue, 25th Floor, New York, New York 10022 (“Original Lender”) as lender entered into a facility agreement (“Facility Agreement”), a U.S. IP Security Agreement (“U.S. Security Agreement”), a Global Assignment Agreement and several other security agreements (U.S. Security Agreement, Global Assignment Agreement and the other security agreements together the “Security Agreements”; the Facility Agreement and the Security Agreements also jointly referred to as “Finance Documents”) (Notarial deed dated July 28, 2014 with notarial deed number 2569V/2014 of the notary Dr. Hans-Joachim Vollrath) by which the Original Lender provided to the Borrower a facility in the amount of USD 5,500,000.00 (“Facility A”) and a facility in the amount of USD 8,500,000.00 (“Facility B”).

(B)	On September 19, 2014 the Dutch Guarantor acceded to the Facility Agreement as a guarantor.

(C)	On October 6, 2014 the Dutch Guarantor and the Original Lender entered into a warrant agreement in regard to 106,250 shares in the Dutch Guarantor in favor of the Original Lender (“Dutch Warrant”).

(D)	On December 4, 2014 the Original Lender, the Borrower and the Dutch Guarantor entered into several transfer agreements (Notarial deed dated December 4, 2014 with notarial deed number 4058V/14 of the notary Dr. Hans-Joachim Vollrath) by which the Original Lender transferred the Facility Agreement and the Security Agreements by way of assumption of contracts (Vertragsübernahme) to the Lender. At the same date the Original Lender transferred, by Deed of Transfer dated December 12, 2014, the Dutch Warrant to the Lender.

(E)	In April 2015 the Borrower established Affimed Inc., a stock corporation under US law (“Affimed Inc.”). On April 29, 2015 the Lender and the Borrower entered into an amendment agreement to the Facility Agreement by which the Lender approved a financing of Affimed Inc. by the Borrower up to an amount of USD 100,000.

(F)	In 2014 and 2015 Borrower filed new patent applications with the European Patent Office and the USPTO indicated as “Cross-Reactive CD3”, “Trispecifics” and “Combination AFM13 and CPI” (described in Annex F) (“New Patents”). Upon request of the Borrower, the Lender intends to waive the Borrowers obligation under the Finance Documents, as defined in the Facility Agreement, to pledge the New Patents to the Lender.

(G)	The Borrower’s obligation under the Finance Documents to pledge, assign or otherwise provide security regarding the Borrower’s future intellectual property rights shall be amended as follows: With regard to the Borrower’s intellectual property rights which will be applied for, filed for registration or otherwise come into existence after the date hereof (“Future IP Rights”), the Borrower’s obligation under the Finance Documents shall be subject to the Lender’s request, and if such request is not made, be deemed to have been waived by the Lender.

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(H)	Furthermore, the Parties intend to agree that the Availability Period, as defined in the Facility Agreement, in relation to Facility B shall lapse on June 30, 2015.

(I)	Additionally, the Certificate of the Dutch Warrant, currently naming the Original Lender as “Holder”, shall be exchanged against an identical warrant certificate naming the Lender as “Holder”.

NOW, THEREFORE, the Parties agree as follows:

1.	AMENDMENT TO THE FACILITY AGREEMENT

The Facility Agreement shall hereby be amended and restated as follows:

1.1	In Section 1, Clause 1.1 Definitions, page 4, the following definition of the term Availability Period:

“Availability Period” means:

(a)	in relation to Facility A, the period from and including the date of this Agreement to and including December 31, 2015; and

(b)	in relation to Facility B, the period from and including November 1, 2014 to and including December 31, 2015.”

shall be replaced by the following wording:

“Availability Period” means:

(c)	in relation to Facility A, the period from and including the date of this Agreement to and including December 31, 2015; and

(d)	in relation to Facility B, the period from and including November 1, 2014 to and including June 30, 2015.”

1.2	Section 5, Clause 10.1.1, page 25 with the wording

“10.1.1	Beginning on November 1, 2014, the Borrower shall pay to the Lender a fee of one per cent (1%) per annum on that Lender’s Available Commitment. For the avoidance of doubt, no commitment fee shall apply after December 31, 2015.”

shall be replaced by the following wording:

“10.1.1	Beginning on November 1, 2014, the Borrower shall pay to the Lender a fee of one per cent (1%) per annum on that Lender’s Available Commitment. For the avoidance of doubt, no commitment fee shall apply after June 30, 2015.”

1.3	The provisions of the Facility Agreement shall, save as amended by this Agreement, continue in full force and effect.

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2.	WAIVER REGARDING NEW PATENTS

2.1	The Lender hereby waives any pledge, assignment or similar security and any obligation of the Borrower under the Finance Documents to pledge, assign or grant any other security regarding the New Patents to the Lender as collateral. The Borrower accepts the aforementioned waiver. All other obligations thereunder, especially the restriction not to pledge intellectual property rights, including the New Patents, to a third party, remain in full force and effect and shall not be waived hereby.

2.1	The Borrower’s obligation under the Finance Documents to pledge, assign or otherwise provide security regarding a Future IP Right as well as any pledge, assignment or other security regarding the respective Future IP Right shall be deemed to be waived by the Lender if:

2.1.1	The Borrower has notified the Lender of such Future IP Right without undue delay after such individual Future IP Right has been applied for, filed for registration or otherwise come into existence (“Notification”); and

2.1.2	The Lender has not requested the Borrower to pledge, assign or otherwise provide security regarding such notified Future IP Right within ten Business Days (as defined in the Facility Agreement) after such Notification has been received by the Lender.

The aforementioned waiver shall only apply to the specific Future IP Right as listed and provided with a reasonable satisfactory description in the Notification. For the avoidance of doubt, in case the Borrower does not, or does not correctly notify the Lender of a Future IP Right, the Borrower’s obligation to pledge, assign or otherwise provide security regarding the same continues to exist.

3.	UNDERTAKING

3.1	The Dutch Guarantor shall ensure that within four (4) weeks after signing of this Agreement, the Lender receives, in exchange for the current certificate of the Dutch Warrant, a warrant certificate with regard to 106,250 shares in the Dutch Guarantor (“New Warrant Certificate”), which is identical to the current certificate of the Dutch Warrant, except that instead of the Original Lender the Lender is named as “Holder” in such certificate.

3.2	The Dutch Guarantor shall, to the reasonable satisfaction of the Lender, provide the New Warrant Certificate pursuant to 3.1. The Dutch Guarantor has provided a written statement from an independent legal counsel of the Dutch Guarantor confirming that the Legal Opinion dated October 7, 2014, also applies to the New Warrant Certificate and consequently, can still be relied upon by the Lender.

4.	TRANSACTION EXPENSES

The Borrower shall bear all costs and expenses (including legal fees) incurred in connection with the negotiation, preparation, and execution of this Agreement and any other documents referred to in this Agreement.

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5.	NOTICES AND COMMUNICATION

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or overnight courier to the following addresses:

if directed to the Borrower, to:

Affimed GmbH
Technologiepark, Im Neuenheimer Feld 582
69120 Heidelberg, Germany
Attn: Dr. Florian Fischer
Fax: +49 6221 65307 77
Email: f.fischer@affimed.com

with a copy to

CMS Hasche Sigle
Partnerschaft von Rechtsanwälten und Steuerberatern mbB
Nymphenburger Straße 12
80335 Munich, Germany
Attn: Stefan-Ulrich Müller
Fax: +49 89 23807 40667
Email: Stefan-Ulrich.Mueller@cmshs.com

if directed to the Dutch Guarantor, to:

Affimed N.V.

Technologiepark, Im Neuenheimer Feld 582
69120 Heidelberg, Germany
Attn: Dr. Florian Fischer
Fax: +49 6221 65307 77
Email: f.fischer@affimed.com

with a copy to

CMS Hasche Sigle
Partnerschaft von Rechtsanwälten und Steuerberatern mbB
Nymphenburger Straße 12
80335 Munich, Germany
Attn: Stefan-Ulrich Müller
Fax: +49 89 23807 40667
Email: Stefan-Ulrich.Mueller@cms-hs.com

if directed to the Lender, to:

Perceptive Advisors LLC
499 Park Avenue, 25th Floor
New York, New York 10022
United States of America

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Attn: Sandeep Dixit
Email: Sandeep@perceptivelife.com

with a copy to:

Morrison & Foerster LLP
Potsdamer Platz 1
10785 Berlin, Germany
Attn: Jörg Meißner
Fax: +49 30 726 221 130
Email: jmeissner@mofo.com

6.	MISCELLANEOUS

6.1	If provisions in this Agreement include English terms after which German terms or Dutch terms have been inserted in brackets and/or italics, the respective German terms or Dutch term alone and not the English terms shall be decisive for the interpretation of the respective provisions.

6.2	Any amendment or supplement to or modification of this Agreement, including this provision, shall be valid only if made in writing, except where a stricter form (e.g., notarization) is required under applicable mandatory law.

6.3	Should any provision of this Agreement be or become, or be deemed to be or become, invalid or unenforceable as a whole or in part, the validity and enforceability of the remaining provisions shall not be affected thereby. Any such invalid or unenforceable provision shall be replaced by such valid and enforceable provision as comes closest to the economic intent and purpose of such invalid or unenforceable provision. The same shall apply in the event that this Agreement contains any gaps (Vertragslücken).

6.4	This Agreement is governed by the laws of the Federal Republic of Germany. Any non-contractual rights and obligations arising out of or in connection with this Agreement shall also be governed by the laws of the Federal Republic of Germany.

6.5	The courts of Frankfurt am Main have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement).

[Signature page follows the next page]

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Affimed GmbH

in its capacity as Borrower
Place/Date:	Heidelberg, August 14, 2015	Place/Date:	Heidelberg, August 14, 2015

/s/ Dr. Adi Hoess		/s/ Dr. Florian Fischer
Name:	Dr. Adi Hoess	Name:	Dr. Florian Fischer
Function:	Chief Executive Officer	Function:	Chief Financial Officer

Affimed N.V. in its capacity as Dutch Guarantor
Place/Date:	Heidelberg, August 14, 2015	Place/Date:	Heidelberg, August 14, 2015

/s/ Dr. Adi Hoess		/s/ Dr. Florian Fischer
Name:	Dr. Adi Hoess	Name:	Dr. Florian Fischer
Function:	Chief Executive Officer	Function:	Chief Financial Officer

Perceptive Credit Opportunities Fund, LP in its capacity as Lender by: Perceptive Credit Opportunities GP, LLC, its general partner

Place/Date:	New York, August 14, 2015

/s/ Joseph Edelman
Name:	Joseph Edelman
Function:	Chief Executive Officer & Portfolio Manager

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